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                                                                       Exhibit 3
[JOHN HANCOCK LOGO]
John Hancock Life Insurance Company
Law Sector
John Hancock Place
Post Office Box 111
Boston, Massachusetts 02117-0111

Ronald J. Bocage
Vice President and Counsel


February 1, 2002


Board of Directors
John Hancock Life Insurance Company

         Re: John Hancock Life Insurance Company
              Registration Statement on Form S-6
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Dear Directors:

         In my capacity as Counsel of John Hancock Life Insurance Company
(the "Company"), I have represented the Company in connection with its development of certain life products of a type which contemplates variable benefits. I have participated in the preparation of the Registration Statement on Form S-6 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of interests in flexible premium variable life contracts to be issued by the Company (the "Registration Statement").

         I have reviewed the Articles and By-laws of the Company and such corporate records and other documents and such laws as I consider necessary and appropriate as a basis for the opinion hereinafter expressed. Based on my review of such documents and laws, I am of the following opinion: the Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts and the interests in the flexible premium variable life contracts, when issued as contemplated in the Registration Statement, will be legal and binding obligations of the Company in accordance with the terms of the aforesaid contracts.

         I hereby consent to the filing of my opinion as an exhibit to the Registration Statement. I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/ RONALD J. BOCAGE
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                                            Ronald J. Bocage, Esq.
                                            Vice President and Counsel